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                                 EXHIBIT 10(b)

                          CYPRUS AMAX MINERALS COMPANY

                               MATERIAL CONTRACTS
                       DEFERRED COMPENSATION PLAN BETWEEN
              CYPRUS AMAX MINERALS COMPANY AND SELECTED EMPLOYEES

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                          CYPRUS AMAX MINERALS COMPANY
                           DEFERRED COMPENSATION PLAN

1. Purpose. The purpose of the Cyprus Amax Minerals Company Deferred Compensation Plan is to provide a means for selected employees to defer compensation to future years.

2. Definitions. For purposes of this Plan, the following definitions shall apply:

     2.1  "Change of Control" shall mean the occurrence of any of the following
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events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) of this section (2.1).

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, either (A)(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then

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outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

          (d) A complete liquidation or dissolution of the Company.

     2.2. "Committee" means the Compensation and Benefits Committee of the Board
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of Directors of Cyprus Amax Minerals Company.

     2.3. "Company" shall mean Cyprus Amax Minerals Company and any subsidiary
          ---------
or affiliate approved for participation in this Plan by the Committee.

     2.4. "Deferrable Compensation" which shall be an amount of no less than
          -------------------------
$10,000 annually, shall mean (i) any base salary payable, (ii) any bonus payable pursuant to the Company's Annual Incentive Plan; (iii) any other component of a Participant's compensation the payment of which the Committee has approved to be deferred, but not more than an amount which would reduce the Participant's recognized compensation under the retirement plan and the Savings Plan to no less than the 401(a) (17) limit of the Internal Revenue Code.

     2.5. "Deferred Account" shall be as defined in Section 4.2 of this Plan.
          ------------------

     2.6. "Deferred Compensation" shall mean Deferrable Compensation, the
          -----------------------
payment of which has been deferred by a Participant.

     2.7. "Deferral Period" shall mean the period designated on the Election To
          -----------------
Defer Payment form(s) by a Participant during which payment of Deferred Compensation is to be deferred.

     2.8. "Investment Direction" shall mean the choice of investments made upon
          ----------------------
the election to defer compensation, which direction may be modified quarterly.

     2.9. "Participant" shall mean a person who is an officer of the Company,
          -------------
and any other person employed by the Company on a full-time basis and compensated for such employment by a regular salary who is one of the key personnel of the Company and whose compensation exceeds the 401(a) (17) limit of the Internal Revenue Code by an amount equal to or in excess of $10,000.

     2.10.  "Plan" shall mean this Deferred Compensation Plan as it may be
            ------
amended from time to time.

     2.11.  "Termination Date" shall mean the date of severance of a
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Participant's employment with the Company, whether by death, retirement, disability (as determined by the Committee), resignation, or otherwise.

3. Administration. This Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority, power and duty to (i) approve the employees who are to participate in the Plan, (ii) determine the form and type of compensation eligible for deferral under the Plan and the terms and conditions applicable to each deferral of compensation, (iii) interpret the Plan, (iv) make any other determinations that it believes necessary or advisable for the administration of the Plan, and (v) establish rules, regulations and forms of agreements and other instruments relating to the Plan not inconsistent with the Plan. In its discretion, the Committee may delegate all or any part of its authority hereunder and other administrative duties of the Committee to an employee or a committee composed of employees and/or directors of the Company and all reference to the Committee in this Plan shall be deemed to include any such delegate to the extent authorized by such delegation. Decisions and determinations made by the Committee or an employee or committee of employees acting within the scope of authority delegated by the Committee shall be final and binding upon all persons.

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4.   Establishment of Special Ledger

     4.1 Special Ledger; Deferred Account. The Company shall establish an appropriate record, hereinafter called the "Special Ledger," and from time to time shall enter therein the name of each Participant and the amount to be credited to the Participant's Deferred Account. Compensation to be deferred under the Plan shall be credited to the Participant's Deferred Account, in accordance with the terms of this Plan.

     4.2 Deferred Account. A Participant's Deferred Account shall consist of an amount of money credited to such account by reason of the Participant's election to defer Deferrable Compensation, as follows:

          (a) Principal. If a Participant elects to defer Deferrable Compensation, the Participant's Deferred Account shall be credited with the amount of such Deferrable Compensation on the date on which it would have been paid but for said deferral. Subject to Section 7.2, the Company will invest the Deferred Compensation according to the Investment Direction elected by the Participant on the date the Deferred Compensation is credited to the Participant's Deferred Account, unless the mutual fund elected by the Participant is not open for contributions on said date in which case the investment will be made as soon as the mutual fund opens for new contributions.

          (b) Earnings/Losses. The Participant's Deferred Account shall be credited with the amount of earnings or losses on the investments selected by the Participant which were made available by the Company.

     4.3 Statements. The Committee shall cause to be delivered at least quarterly to each Participant a statement of the Participant's account setting forth the balance as of a stated date, deferrals made since the date of the prior statement, and investment activity since the date of the prior statement.

5.   Deferral of Compensation

     5.1 Election to Defer; Deferral Period. Each Participant receiving Deferrable Compensation may, within the period specified by the Committee, make an irrevocable election to defer receipt of all or any part of payment of such compensation. The procedure for such election is set forth in subparagraph 5.2, below. A Participant may elect to receive Deferrable Compensation and all accretions thereto over a number of years, not to exceed 10, as selected by the Participant, the first payment being made in the month after the event or date elected in the Election to Defer Payment Form or as a lump sum payment.

     5.2 Notice of Election to Defer. Each Participant shall, within the period specified in subparagraph 5.3, below, notify the Company in writing of an election to defer the receipt of all or any part of payment of Deferrable Compensation. Each such notice shall state;

          (a) the amount or percentage of the Deferrable Compensation to be deferred (the "Deferred Compensation");

          (b) the date on which, or the event following which, payment is to commence;

          (c) the Investment Direction for the Deferred Compensation;

          (d) the number of years and schedule elected for payment.

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     5.3  Time of Notice of Election to Defer.  Written notice of election to defer all or any part of Deferrable Compensation in an amount of (no less than $10,000) must be given to the Company by a Participant within the following time periods:

          Compensation                                   Notice Required
         --------------------------   ---------------------------------------------------

         Base Salary                  For the 1994 calendar year, on or before May 31,
                                      1994.  For all subsequent calendar years, on or
                                      before December 1 of the calendar year prior to
                                      the year in which earned.

         Annual Incentive Awards      For the 1994 calendar year, on or before May 31,
                                      1994.  For all subsequent calendar years, before
                                      the last day of the year preceding the year in
                                      which earned.

         Other                        As specified by the Committee.

     5.4 Distribution on Termination of Employment. The payment of all Deferred Compensation and accretions thereto credited the Participant's Deferred Account shall be made after the Termination Date pursuant to the schedule selected by the Participant unless the Committee in its absolute discretion, provides for a different payment schedule not longer than the schedule originally selected by the Participant.

     5.5 Hardship; Discretionary Revision of Payments. If the Committee determines that payment of Deferred Compensation in accordance with the schedule of payments designated by the Participant would, for whatever reason, result in a gross hardship on the Participant or the estate or the beneficiary or beneficiaries of the Participant, the Committee, upon a showing of such gross hardship by the Participant or the Participant's beneficiary or beneficiaries or legal representative, in its absolute discretion, may revise such schedule of payments to the extent necessary to alleviate the hardship.

6.   Payment of Deferred Compensation

     6.1 Amount and Time of Payment. Unless the Participant has selected a different payment schedule or formula which has been approved by the Committee, or has selected a lump sum payment, with respect to each deferral, the amount to be paid to a Participant in any year during the payout period specified in the Participant's election shall be paid in annual installments computed by multiplying the amount credited to the Deferred Account by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the applicable payment period.

     6.2 Change of Control. In the event of a Change of Control, the Committee shall cause the Participant's Deferred Account to be distributed within thirty days (30) of said event.

7.   General Provisions

     7.1 Assignment. No Participant's interest in any Deferred Account is assignable, either by voluntary or involuntary assignment or by operation of law. No part of any Deferred Compensation may be paid over, loaned, sold, assigned, transferred, discounted, pledged as collateral for a loan, or in any other way encumbered until the end of the Deferral Period with respect to such Deferred Compensation.

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     7.2  Unsegregated Funds.  The Company shall be under no obligation to segregate any deferred funds during the Deferral Period and an election to defer Compensation hereunder shall constitute an acknowledgment and agreement by the Participant that such unsegregated funds belong absolutely and unconditionally to the Company and are subject to the claims of the Company's general creditors during the Deferral Period. Nothing herein contained shall be construed as creating any trust, expressed or implied, for the benefit of any Participant.

     7.3 Appointment of Beneficiary. Subject to applicable law, each Participant may appoint a beneficiary or beneficiaries to receive payments to be made of Deferred Compensation, if any, after the Participant's death. In the absence of such appointment, all such amounts shall be paid to the Participant's estate. The appointment shall be made on a form to be supplied by the Committee and may be revoked or superseded at any time. Payments to a beneficiary or beneficiaries shall be made in accordance with a schedule designated by the Participant.

     7.4 Reservation of Rights. Nothing in this Plan shall be construed to (a) give any employee any right to defer compensation other than as expressly authorized and permitted by the Committee, (b) limit in any way the right of the Company to terminate a Participant's employment with the Company, or (c) be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant at any particular rate of remuneration.

     7.5 Amendment or Termination. The Committee may, at any time, terminate or amend this Plan provided that any such termination or amendment shall not affect the rights of Participants or beneficiaries of Participants to payments of amounts standing to the credit of Participants in the Special Ledger at the time of such amendment or termination. In the event of termination of this Plan, the Committee, in its absolute discretion, may establish classes of Participants and/or beneficiaries and apply different payment rules to such classes.

     7.6 Relationship to Qualified Plans. Deferred Compensation shall be limited to the extent administratively practicable so that the creditable compensation used in computing benefits under the Company's retirement plan and the Savings Plan will not be reduced below the 401(a)(17) limit of the Internal Revenue Code.

     7.7 Withholding. The Company shall have the right to deduct or withhold from any and all deferrals and from all payments of Deferred Compensation any taxes required by law to be withheld from an employee with respect to such payments.

     7.8 Change in Employment or Law. The Committee may, in its absolute discretion, make appropriate adjustments with respect to the terms of the Plan and its applicability to Participants including termination of individual deferral agreements, or dilution or suspension of any provision of such agreements in the event (i) of a discontinuance by the Company of a Participant's employment with the Company resulting from an event such as the merger, sale or consolidation of the Company, and (ii) any of the anticipated benefits of deferral pursuant to this Plan or any provision hereof are altered by reason of any interpretation of or change in law, policy or regulation.

     7.9  Effective Date.  This Plan shall be effective as of May 5, 1994.

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